EXHIBIT 99.2

Unaudited Pro Forma Combined Condensed Balance Sheet and Statements of Operations

The unaudited pro forma condensed combined financial statements contained herein have been derived by combining Manatron's balance sheet and statement of operations with ASIX Inc.'s balance sheet and statement of operations for the nine months ended January 31, 2006 and Manatron's statement of operations with ASIX's statement of operations for the twelve months ended April 30, 2005. Pro forma adjustments are based on preliminary estimates and assumptions. The unaudited pro forma condensed combined balance sheet and statements of operations do not purport to represent what the financial position or results of operations actually would have been if the acquisition had occurred as of such dates, or what results will be for any future periods.

The acquisition will be accounted for under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141. Under the purchase method of accounting, the total estimated purchase price is allocated to the net tangible and identifiable intangible assets of ASIX acquired in connection with the acquisition, based on their respective estimated fair values. The unaudited pro forma condensed combined financial information has been prepared based on preliminary estimates of fair values. Amounts preliminarily allocated to intangible assets with definite lives may change significantly based on the outcome of the valuation that is being performed by an independent accounting firm. This could result in a material change in the amortization of intangible assets. Therefore, the actual amounts recorded as of the completion of the acquisition could differ materially from the information presented in the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements do not include any adjustments for liabilities that may result from integration activities as management is still in the process of making these assessments and estimates of these costs, if any, and are not currently known, nor do they assume any cost savings or synergies.

MANATRON, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
January 31, 2006

ASSETS	Manatron Historical	ASIX Historical	Pro Forma Adjustments		Pro Forma Combined
CURRENT ASSETS:
Cash and equivalents	$3,813,453	$3,279,509	$(4,200,000	) (A)	$2,892,962
Accounts receivable	10,377,765	975,075			11,352,840
Federal income tax receivable	1,751,175	--			1,751,175
Revenues earned in excess of billings	6,391,582	--			6,391,582
Unbilled retainages on long-term contracts	1,170,125	--			1,170,125
Notes receivable	474,854	--			474,854
Inventories	174,846	--			174,846
Deferred tax assets	901,000	--			901,000
Other current assets	451,103	25,145			476,248
Total current assets	25,505,903	4,279,729	(4,200,000)		25,585,632

NET PROPERTY AND EQUIPMENT	2,682,835	43,064			2,725,899

OTHER ASSETS:
Notes receivable, less current portions	243,502	--			243,502
Computer software development costs, net	2,692,092	--			2,692,092
Goodwill	5,441,693	--	5,144,187	(D)	10,585,880
Intangible assets, net	1,405,477	--	3,500,000	(E)	4,905,477
Other, net	289,256	21,692			310,948
Total other assets	10,072,020	21,692	8,644,187		18,737,899
	$38,260,758	$4,344,485	$4,444,187		$47,049,430

The accompanying notes are an integral part of these statements.

MANATRON, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
January 31, 2006

LIABILITIES	Manatron Historical	ASIX Historical	Pro Forma Adjustments			Pro Forma Combined
CURRENT LIABILITIES:
Accounts payable	$801,880	$186,323	$			$988,203
Current portion of notes payable	500,000	--		2,200,000	(C)	2,700,000
Billings in excess of revenues	2,806,009	328,075				3,134,084
Billings for future services	8,853,492	1,476,011				10,329,503
Accrued liabilities	2,722,488	61,644		100,000	(B)	2,884,132
Total current liabilities	15,683,869	2,052,053		2,300,000		20,035,922

DEFERRED INCOME TAXES	538,000	--				538,000

LONG-TERM NOTES PAYABLE	728,523	--		1,600,000	(C)	2,328,523

SHAREHOLDERS' EQUITY:
Common stock	14,505,663	615,300		(615,300	) (F)	17,540,913
				2,837,250	(G)
				198,000	(H)
Retained earnings	8,082,750	1,712,041		(1,712,041	) (F)	8,082,750
Deferred stock compensation	(1,278,047)	--		(198,000	) (H)	(1,476,047)
Total shareholders' equity	21,310,366	2,327,341		509,909		24,147,616
Total liabilities and shareholders' equity	$38,260,758	$4,379,394		$4,409,909		$47,050,061

The accompanying notes are an integral part of these statements.

MANATRON, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS

	Manatron 9 Months Ended January 31, 2006	ASIX 9 Months Ended January 31, 2006	Pro forma Adjustments			Pro forma Combined
NET REVENUES	$26,414,813	$5,509,051	$			$31,923,864
COST OF REVENUES	18,398,909	2,774,369				21,173,278
Gross profit	8,015,904	2,734,682				10,750,586
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	12,638,649	1,467,573		525,000	(A)	14,680,722
				49,500	(F)
Income (loss) from operations	(4,622,745)	1,267,109		(574,500)		(3,930,136)
OTHER INCOME, NET	207,078	48,421		(60,000	) (B)	195,499
Income (loss) before provision (credit) for income taxes	(4,415,667)	1,315,530		(634,500)		(3,734,637)
PROVISION (CREDIT) FOR INCOME TAXES	(1,677,440)	--		447,281	(C)
				(241,110	) (D)	(1,471,269)
NET INCOME (LOSS)	$(2,738,227)	$1,315,530		$(840,671)		$(2,263,368)

BASIC LOSS PER SHARE	$(.64)	$--		$--		$(.48)
DILUTED LOSS PER SHARE	$(.64)	$--		$--		$(.48)
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	4,297,453	--		436,500	(E)	4,743,553
				9,600	(F)
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	4,297,453	--		436,500	(E)	4,743,553
				9,600	(F)

The accompanying notes are an integral part of these statements.

MANATRON, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF OPERATIONS

	Manatron Year Ended April 30, 2005	ASIX Year Ended April 30, 2005	Pro forma Adjustments			Pro forma Combined
NET REVENUES	$40,154,825	$6,292,335	$			$46,447,160
COST OF REVENUES	22,642,555	3,198,518				25,841,073
Gross profit	17,512,270	3,093,817				20,606,087
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	16,176,608	3,052,288		700,000	(A)	19,994,896
				66,000	(F)
Income from operations	1,335,662	41,529		(766,000)		611,191
GAIN ON SALE	2,237,157	--				2,237,157
OTHER INCOME, NET	273,835	26,056		(190,000	) (B)	109,891
Income (loss) before provision (credit) for income taxes	3,846,654	67,585		(956,000)		2,958,239
PROVISION (CREDIT) FOR INCOME TAXES	1,481,000	--		22,978	(C)
				(363,280	) (D)	1,140,698
NET INCOME (LOSS)	$2,365,654	$67,585		$(615,698)		$1,817,541

BASIC EARNINGS PER SHARE	$.57	$--		$--		$.40
DILUTED EARNINGS PER SHARE	$.53	$--		$--		$.37
BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	4,143,173	--		436,500	(E)	4,589,273
				9,600	(F)
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	4,448,796	--		436,500	(E)	4,894,896
				9,600	(F)

The accompanying notes are an integral part of these statements.

MANATRON, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS

Note 1:	Estimated Purchase Price

These unaudited pro forma condensed combined financial statements reflect a preliminary allocation of the purchase price as if the transaction had been completed on January 31, 2006 with respect to the balance sheet presented and as of the beginning of fiscal 2005 with respect to the statements of operations presented. The preliminary allocations of the purchase price are subject to change based on the outcome of the valuation of the restricted stock and intangible assets that is being performed by an independent accounting firm. The estimated purchase price of $10,937,250 has been calculated and preliminarily assigned to net tangible and intangible assets acquired as follows:

Purchase Price Calculation:

Total shares of consideration to be paid with Manatron, Inc. restricted common stock	436,500
Estimated market value per share (1)	$6.50
Total consideration to be paid with Manatron, Inc. common stock	$2,837,250
Cash paid at closing	4,200,000
Promissory notes payable (2)	3,800,000
Acquisition cost	100,000
Total purchase price (3)	$10,937,250

(1)

The shareholders of ASIX received 436,500 shares of restricted Manatron stock that cannot be sold for at least a one year period. Manatron has agreed to register the shares and remove the restrictions one year after the closing date. Manatron, Inc. has estimated the discount associated with the restrictions to be approximately 20%. The Company has hired an independent accounting firm to complete a valuation of the stock as of the transaction date taking into consideration the restrictions on the stock. Based on the outcome of this valuation, the market value could be different than $6.50 per share.

(2)

The shareholders of ASIX financed a portion of the purchase price by accepting promissory notes bearing interest at 5% annually, with $2.2 million due February 1, 2007, $1.2 million due February 1, 2008, $200,000 due February 1, 2009 and $200,000 due February 1, 2010.

MANATRON, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (Continued)

(3)

In addition to the purchase price outlined above, the ASIX shareholders also have the potential of earning up to an additional $1 million in total consideration from 2006 through 2012, contingent on meeting certain revenue targets in the California market.

Allocation of Purchase Price:

The preliminary allocation of the estimated purchase price based on the estimated fair values of ASIX's assets acquired and liabilities assumed in the acquisition is as follows:

Purchase price allocation to net tangible and intangible assets acquired, and to goodwill:
Net tangible assets at estimated fair value	$2,292,433
Identifiable intangible assets (1)	3,500,000
Excess purchase price over the fair value
Of net assets acquired (2)	5,144,817
Total purchase price	$10,937,250

(1)

Identifiable intangible assets are based on preliminary calculations and should not be considered final conclusions of value. All identifiable intangible assets will be given finite lives which will determine future periodic amortization charges.

(2)	The excess of the purchase price over the estimated fair value of identifiable net assets acquired has been classified as goodwill.

Note 2:	Pro Forma Condensed Combined Balance Sheet Adjustments

A

To record the cash paid to ASIX's shareholders of $4.2 million upon closing, funded from cash on hand. The Company is in the process of increasing it's line of credit with Comerica Bank from $6 million to $10 million to fund future required payments and additional acquisitions. As of the date of this filing on Form 8-K/A, the Company had no borrowings outstanding on its line of credit.

B	To accrue the estimated acquisition costs of $100,000.

C	To record the promissory notes issued to the ASIX shareholders, noted above.

D	To record the excess purchase price over the fair value of net assets acquired that will be recorded as goodwill, noted above.

MANATRON, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL STATEMENTS (Continued)

E

Record the estimated fair value of the acquired intangible assets based on a preliminary appraisal. The amount of intangible assets, estimated useful lives and amortization methodologies are subject to the completion of a final appraisal. Preliminary classifications of intangible assets are as follows:

Customer related intangibles	$2,000,000
Technology	1,500,000
Net intangible assets included in pro forma adjustment	$3,500,000

For purposes of pro forma adjustments presented, intangible assets are assumed to have useful lives that average five years. Completion of final appraisals after the acquisition closing could result in different useful lives being assigned.

F	To eliminate ASIX's historical shareholders' equity.

G	To record the issuance of 436,500 shares of Manatron common stock to the ASIX shareholders, noted above which totaled $2,837,250.

H	To record the issuance of 25,000 shares of restricted stock to ASIX employees, with vesting provisions over three years.

Note 3:	Pro Forma Condensed Combined Statements of Operations Adjustments

A	To record the amortization expense related to the estimated values of acquired identifiable intangible assets, using average estimated useful lives of five years.

B	To record interest expense on the promissory notes issued to ASIX's shareholders.

C	To record the federal tax liability on ASIX's earnings at 34%. Since ASIX was structured as a subchapter S Corporation, the shareholders and not the entity were assessed federal taxes.

D	To record the tax effects of the pro forma adjustments at 38%.
E	To record the issuance of Manatron, Inc. common stock to ASIX's shareholders as part of the consideration paid.

F	To record the vesting of restricted stock, discussed in (H) above.